UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

Lightlake Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Nevada	46-4744124
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

96-98 Baker Street, First Floor London, England W1U 6TJ

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☒

Securities Act registration statement file number to which this Form relates: 333-175590

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.001 per share, (the “Common Stock”) of Lightlake Therapeutics Inc., a Nevada corporation (the “Company”), is qualified in its entirety by reference to the full text of the Articles of Incorporation, as amended, which is set forth as Exhibits 3.1 and 3.2, and the Bylaws of the Company, which is set forth as Exhibit 3.3, to this Registration Statement on Form 8-A and are incorporated herein by reference.

A description of the Common Stock of the Company is set forth under “Description of Securities” in the Company’s Amendment No. 1 to Registration Statement on Form SB-2/A, filed with the U.S. Securities and Exchange Commission on January 23, 2007, and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation, as amended (incorporated herein by reference to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 4, 2014)

3.2	Certificate of Amendment (incorporated herein by reference to the current report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 1, 2014)

3.3	Bylaws (incorporated herein by reference to the Registration Statement on Form SB-2 filed with the U.S. Securities and Exchange Commission on January 11, 2007)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LIGHTLAKE THERAPEUTICS INC.

Date: December 10, 2014	By:	/s/ Dr. Roger Crystal
Name: Dr. Roger Crystal
Title: Chief Executive Officer